UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): June 18, 2018

CDK Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-36486	46-5743146
(Commission File Number)	(I.R.S. Employer Identification Number)

1950 Hassell Road, Hoffman Estates, IL 60169
(Registrant's telephone number, including area code)

(847) 397-1700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company
[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2018, the Company closed its offering of the $500,000,000 in aggregate principal amount of 5.875% Senior Notes due 2026 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of June 18, 2018, between the Company and U.S. Bank National Association, as trustee, as supplemented by the Officer’s Certificate, dated as of June 18, 2018 (the “Indenture”). The net proceeds from the sale of the Notes will be used by the Company for general corporate purposes, which may include share repurchases, dividends, acquisitions, repayments of debt, and working capital and capital expenditures.

The Indenture provides, among other things, that the Notes will be senior unsecured obligations of the Company. Interest is payable on the Notes on June 15 and December 15 of each year, beginning December 15, 2018. The Notes will mature on June 15, 2026.

Prior to June 15, 2021, the Company may redeem the Notes in whole or in part at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, plus the applicable “make-whole” premium.

On or after June 15, 2021, the Company may redeem the Notes at a price equal to: (i) 102.938% of the aggregate principal amount of the Notes redeemed prior to June 15, 2022; (ii) 101.958% of the aggregate principal amount of the Notes redeemed on or after June 15, 2022 but prior to June 15, 2023; (iii) 100.979% of the aggregate principal amount of the Notes redeemed on or after June 15, 2023 but prior to June 15, 2024; and (iv) 100.000% of the aggregate principal amount of the Notes redeemed thereafter.

Subject to certain limitations, in the event of a change of control of the Company, the Company will be required to make an offer to purchase the Notes at a purchase price equal to 101.000% of the principal amount of the Notes, plus accrued and unpaid interest to (but not including) the date of purchase.

As the general unsecured obligations of the Company, the Notes rank (i) equally in right of payment with all of the Company’s existing and future senior indebtedness, including indebtedness under the Company’s credit facilities and existing senior notes, (ii) senior to all of the Company’s future subordinated indebtedness, (iii) effectively subordinated to all of the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness and (iv) structurally subordinated to the obligations of the Company’s subsidiaries.

The Indenture contains covenants that limit the Company and its subsidiaries’ ability to, among other things: (i) incur liens on any of their properties or assets; (ii) enter into any sale/leaseback transaction; and (iii) consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all its assets to, any other person. These covenants are subject to a number of important exceptions and qualifications, as described in the Indenture. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

The foregoing description of the Notes and the Indenture are qualified in its entirety by reference to the full text of the Indenture, which is included as Exhibit 4.1 to this report, and the Officer’s Certificate, which is included as Exhibit 4.2 to this report, each of which is incorporated into this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description of Exhibit
4.1	Base Indenture, dated as of June 18, 2018, between CDK Global, Inc. and U.S. Bank National Association, as trustee
4.2	Officer’s Certificate, dated as of June 18, 2018 (including the form of the Company’s 5.875% Senior Notes due 2026)
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2018	CDK Global, Inc.
	By:	/s/ JOSEPH A. TAUTGES Joseph A. Tautges Executive Vice President, Chief Financial Officer